Exhibit 99.1

Och-Ziff Capital Management Group LLC Reports

2013 Fourth Quarter and Full Year Results

2013 Fourth Quarter Dividend of $1.12 per Class A Share

NEW YORK, February 6, 2014 – Och-Ziff Capital Management Group LLC (NYSE: OZM) (the “Company” or “Och-Ziff”) today reported GAAP Net Income(1) of $195.8 million, or $1.19 per basic and $1.12 per diluted Class A Share, for the fourth quarter and $251.6 million, or $1.61 per basic and $1.57 per diluted Class A Share, for the full year ended December 31, 2013. The Company also declared a $1.12 per share cash dividend on its Class A Shares for the 2013 fourth quarter, bringing its full year 2013 dividend to $1.79 per Class A Share.

Summary Highlights

•	Distributable Earnings of $559.0 million, or $1.15 per Adjusted Class A Share, and $903.6 million, or $1.87 per Adjusted Class A Share, for the 2013 fourth quarter and full year, respectively.
•	Cash dividend of $1.12 and $1.79 per Class A Share for the 2013 fourth quarter and full year, respectively.
•	Assets under management of $40.2 billion as of December 31, 2013, 23% higher than $32.6 billion as of December 31, 2012.
•	Full-year net returns through December 31, 2013 in the OZ Master Fund of +13.9%, the OZ Europe Master Fund of +12.4% and the OZ Asia Master Fund of +13.5%.
•

Estimated assets under management of $41.3 billion as of February 1, 2014, which reflected year-to-date performance-related depreciation of $91.3 million and capital net inflows of approximately $1.1 billion.

•	Estimated net returns for January 2014 in the OZ Master Fund of -0.27%, the OZ Europe Master Fund of -0.07% and the OZ Asia Master Fund of -3.10%.

“Last year was an outstanding year for us, and demonstrated the strength of our firm globally,” said Daniel S. Och, Chairman and Chief Executive Officer of Och-Ziff. “Last year was also reflective of the progress we made towards our strategic goal of becoming a global, multi-product, alternative asset manager. We grew to a record level of assets under management, earned record revenues and distributable earnings, and paid a record full-year dividend. We are extremely pleased with these results. As we begin our seventh year as a public company and our twentieth year in business, we are confident that Och-Ziff is better positioned competitively than it has ever been.

“Throughout 2013, we demonstrated the discipline and repeatability of our investment process. We generated very strong performance in all our product areas, creating significant value for our fund investors. The depth and breadth of our expertise across strategies and geographies was again evident. The growth of our assets under management last year was reflective of both our investment performance and increasing organic inflows. Investor interest remains high across all our products, and we anticipate that this momentum will continue in 2014. We believe that the demand for diversified alternative managers who demonstrate excellence will continue to increase.”

(1)	References to the Company’s GAAP Net Income (Loss) throughout this press release refer to the Company’s GAAP Net Income (Loss) Allocated to Class A Shareholders.

GAAP Net INCOME (Loss) Allocated to Class A Shareholders

For the 2013 fourth quarter, Och-Ziff reported GAAP Net Income of $195.8 million, or $1.19 per basic and $1.12 per diluted Class A Share, compared to $50.7 million, or $0.35 per basic and $0.34 per diluted Class A Share, for the 2012 fourth quarter. For the 2013 full year, Och-Ziff reported GAAP Net Income of $251.6 million, or $1.61 per basic and $1.57 per diluted Class A Share, compared to a GAAP Net Loss of $315.8 million, or $2.21 per basic and diluted Class A Share, for the 2012 full year.

The year-over-year improvement in the Company’s GAAP results was driven by lower non-cash expenses associated with the Company’s reorganization (“reorganization expenses”). These reorganization expenses resulted from the Company's initial public offering (“IPO”) in November 2007, as further discussed below. Higher incentive income and management fees also contributed to the improvement in both periods, partially offset by increased discretionary cash bonus expense as discussed in the “Economic Income (Non-GAAP)” section of this press release.

The Company’s GAAP results in the 2013 fourth quarter and full year were impacted by reorganization expenses of $4.0 million and $16.1 million, respectively, compared to $201.5 million and $1.4 billion, respectively, in the prior-year periods. These expenses are related to the amortization of Och-Ziff Operating Group A Units (“Group A Units”), which represent equity interests in the Company’s principal operating subsidiaries (the “Och-Ziff Operating Group”) that were issued to the limited partners of the Och-Ziff Operating Group at the time of the IPO in exchange for their pre-IPO interests in those subsidiaries. The primary driver of the year-over-year decline in these expenses was the completion of the vesting of substantially all of those Group A Units in November 2012. These Units generally vested annually over the five-year period from the time of the Company's IPO through November 2012. The amortization of these expenses over the vesting period resulted in a GAAP Net Loss on an annual basis through the end of 2012. Vested Group A Units may be exchanged on a one-to-one basis for Class A Shares, subject to transfer restrictions and minimum retained ownership requirements.

Additionally, the Company’s GAAP results in the 2013 fourth quarter and full year were impacted by non-cash expenses of $34.4 million and $133.8 million, respectively, for equity-based compensation. These expenses primarily relate to Group A Units granted to executive managing directors subsequent to the IPO, as well as Class A Restricted Share Units (“RSUs”) granted to employees and executive managing directors. Each RSU represents the right to receive one Class A Share upon vesting.

Throughout this press release, the Company presents financial measures that are not prepared in accordance with GAAP. For a discussion of these non-GAAP measures, please see the discussion of “Non-GAAP Financial Measures” at the end of this press release.

Distributable Earnings (NON-GAAP)

The Company’s Distributable Earnings for the 2013 fourth quarter were $559.0 million, or $1.15 per Adjusted Class A Share, 59% higher than $351.3 million, or $0.77 per Adjusted Class A Share, for the 2012 fourth quarter. Distributable Earnings for the 2013 full year were $903.6 million, or $1.87 per Adjusted Class A Share, 68% higher than $537.4 million, or $1.18 per Adjusted Class A Share, in the 2012 full year.

The year-over-year increase in Distributable Earnings for both periods was primarily due to higher incentive income and management fees, partially offset by increases in discretionary cash bonus expense, salaries and benefits, non-compensation expenses and Adjusted Income Taxes. See the “Economic Income (Non-GAAP)” section of this press release for a discussion of the drivers impacting the Company’s revenues and operating expenses.

Distributable Earnings is a non-GAAP measure. For reconciliations of Distributable Earnings to the respective GAAP Net Income (Loss) for the periods discussed above, please see Exhibits 2 and 3 that accompany this press release. Additionally, please see the discussion of “Non-GAAP Financial Measures” at the end of this press release, including the definitions of Distributable Earnings, Adjusted Income Taxes and Adjusted Class A Shares.

Assets Under Management

Assets under management by fund:

			% Change (1)
(dollars in billions)	December 31, 2013	December 31, 2012	Dec. 2013 vs. Dec. 2012

Multi-strategy funds
OZ Master Fund	$25.2	$21.8	16%
OZ Europe Master Fund	1.4	2.0	-27%
OZ Asia Master Fund	1.3	1.4	-4%
Other multi-strategy funds	3.8	2.7	39%
Multi-strategy funds	31.7	27.9	14%
Credit funds	4.4	2.4	83%
CLOs	2.6	1.0	164%
Real estate funds	0.8	0.9	-6%
Other	0.7	0.4	33%
Total	$40.2	$32.6	23%
(1)	Rounding differences may occur.

As of December 31, 2013, assets under management totaled $40.2 billion, an increase of $7.6 billion, or 23%, from December 31, 2012, which was driven by performance-related appreciation of $4.5 billion and capital net inflows of $3.1 billion. These capital net inflows included $1.6 billion related to three CLOs that the Company closed in 2013.

During the month of December, the Company had approximately $482.3 million of intra-month capital net inflows, primarily related to the closing of a CLO, which are included in the $40.2 billion of assets under management as of December 31, 2013. Assets under management increased to an estimated $41.3 billion as of February 1, 2014. This increase reflected estimated performance-related depreciation of approximately $91.3 million in January and capital net inflows of approximately $1.1 billion, which was comprised of approximately $373.7 million of net inflows on January 1, 2014 and approximately $764.9 million of net inflows from January 2, 2014 to February 1, 2014.

Investment Performance

For the 2013 full year, performance was driven primarily by the funds' long/short equity special situations and credit-related strategies.

Net returns by fund(1):

	2013
	October	November	December	4Q	Full Year

OZ Master Fund	1.15%	1.04%	1.53%	3.77%	13.87%
OZ Europe Master Fund	2.05%	1.49%	0.60%	4.19%	12.36%
OZ Asia Master Fund	0.10%	1.59%	1.51%	3.23%	13.51%
(1)	Please see important disclosures on Exhibit 7 that accompanies this press release.

ECONOMIC INCOME (Non-GAAP)

In addition to analyzing the Company’s results on a GAAP basis, management also reviews the Company’s results on an “Economic Income” basis. Economic Income excludes certain adjustments that are required for presentation of the Company’s results on a GAAP basis, but that management does not consider when evaluating operating performance in any given period.

For reconciliations of Economic Income and its components to the respective GAAP measures, please see Exhibits 2 through 5 that accompany this press release. Additionally, please see the discussion of “Non-GAAP Financial Measures” at the end of this press release.

Economic Income Revenues (Non-GAAP)

Economic Income revenues for the 2013 fourth quarter were $1.0 billion, up 48% from $699.8 million for the 2012 fourth quarter. Management fees were $146.3 million, 15% higher than management fees of $126.9 million for the prior-year period. Incentive income was $886.1 million, 55% higher than the $572.7 million for the prior-year period.

Economic Income revenues for the 2013 full year were $1.6 billion, up 49% from $1.1 billion for the 2012 full year. Management fees were $545.8 million, 11% higher than management fees of $490.0 million for the prior-year period. Incentive income was $1.1 billion, up 80% from the $600.4 million for the prior-year period.

The year-over-year increase in Economic Income revenues for both periods was primarily due to higher incentive income resulting from improved investment performance in the Company’s funds, and higher management fees resulting from the year-over-year growth in assets under management. Also contributing to the increase for the year-to-date period was the crystallization of incentive income during the 2013 first quarter on certain of the Company’s credit assets, due to the restructuring of the terms and the expansion of a relationship with an existing investor. Additionally, crystallization of incentive income on a portion of the Company's multi-strategy assets under management for which the three-year performance measurement period expired during the 2013 contributed to the increase.

The average management fee rate was 1.52% for the 2013 fourth quarter, compared to 1.60% for the 2012 fourth quarter. The average management fee rate was 1.53% for the 2013 full year, compared to 1.63% for the 2012 full year. These declines were due primarily to an increase in assets under management in the Company's dedicated credit platforms and CLOs, which earn lower management fees as is reflective of the market for these products.

Compensation and Benefits (Non-GAAP)

Compensation and benefits for the 2013 fourth quarter totaled $329.8 million, up 45% from compensation and benefits of $227.9 million for the 2012 fourth quarter. Salaries and benefits totaled $23.9 million, 20% higher than salaries and benefits of $20.0 million in the prior-year period. Cash bonus expense for the 2013 fourth quarter totaled $305.9 million, compared to $207.9 million for the prior-year period.

Compensation and benefits for the 2013 full year totaled $406.1 million, up 38% from compensation and benefits of $293.9 million for the 2012 full year. Salaries and benefits totaled $90.0 million, 14% higher than salaries and benefits of $79.0 million in the prior-year period. Cash bonus expense for the 2013 full year totaled $316.1 million, compared to $214.9 million for the prior-year period.

The year-over-year increase in compensation and benefits for both periods was primarily driven by higher discretionary cash bonus expense due to higher incentive income resulting from improved investment performance. Additionally, the Company's eligible executive managing directors received a performance award under the terms of the 2012 Partner Incentive Plan. Salaries and benefits also contributed to the year-over-year increase in compensation and benefits due to the Company’s hiring activities globally.

The ratio of salaries and benefits to management fees was 16% for the fourth quarter and full year periods of both 2013 and 2012. The ratio of cash bonus expense to total annual revenues was 19% for the 2013 full year, inclusive of the payment made under the 2012 Partner Incentive Plan as discussed above, compared to 20% for the 2012 full year.

Non-Compensation Expenses (Non-GAAP)

Non-compensation expenses for the 2013 fourth quarter totaled $31.9 million, up 5% from non-compensation expenses of $30.3 million for the 2012 fourth quarter. Non-compensation expenses for the 2013 full year totaled $125.9 million, up 21% from non-compensation expenses of $103.6 million for the prior-year period. The increase in non-compensation expenses for the quarter-to-date period was primarily due to higher infrastructure expenses, partially offset by lower professional services fees. The increase for the year-to-date period was driven primarily by higher professional services fees, information processing and communications, and other infrastructure expenses.

The ratio of non-compensation expenses to management fees was 22% for the 2013 fourth quarter and 23% for the 2013 full year, compared to 24% for the 2012 fourth quarter and 21% for the 2012 full year.

Economic Income (Non-GAAP)

Economic Income for the 2013 fourth quarter was $671.7 million, up 52% from Economic Income of $443.0 million for the 2012 fourth quarter. Economic Income for the 2013 full year was $1.1 billion, up 58% from Economic Income of $694.1 million for the prior-year period.

The year-over-year increase in Economic Income for both periods was principally driven by higher incentive income and management fees, partially offset by increases in discretionary cash bonuses, salaries and benefits and non-compensation expenses.

CAPITAL

As of December 31, 2013, the number of Class A Shares outstanding was 169,641,610. For purposes of calculating Distributable Earnings per Share, the Company assumes that all the interests held by its executive managing directors and Ziff Investors Partnership, L.P. II and certain of its affiliates and control persons (the “Ziffs”) in the Och-Ziff Operating Group (collectively, “Partner Units”), as well as RSUs outstanding during the applicable period, have been converted on a one-to-one basis into Class A Shares ("Adjusted Class A Shares"). For the fourth quarter and full year ended December 31, 2013, the total weighted-average Adjusted Class A Shares outstanding were 486,977,791 and 482,491,977, respectively.

DIVIDEND

The Board of Directors of Och-Ziff declared a 2013 fourth-quarter dividend of $1.12 per Class A Share. The dividend is payable on February 25, 2014 to holders of record as of the close of business on February 18, 2014.

For U.S. federal income tax purposes, the dividend will be treated as a partnership distribution. Based on the best information currently available, the Company estimates that when calculating withholding taxes, $0.20 of the 2013 fourth-quarter dividend will be treated as U.S. source dividend income and $0.10 will be treated as U.S. source interest income.

Non-U.S. holders of Class A Shares are generally subject to U.S. federal withholding tax at a rate of 30% (subject to reduction by applicable treaty or other exception) on their share of U.S. source dividends and certain other types of U.S. source income realized by the Company. With respect to interest, however, no withholding is generally required if proper certification (on an IRS Form W-8) of a beneficial owner’s foreign status has been filed with the withholding agent. Non-U.S. holders must generally provide the withholding agent with a properly completed IRS Form W-8 to obtain any reduction in withholding.

*            *            *             *

The Company will host a conference call today, February 6, 2014, at 8:30 a.m. Eastern Time to discuss its 2013 fourth-quarter results. The call will be open to the public and can be accessed by dialing +1-888-713-4213 (callers inside the U.S.) or +1-617-213-4865 (callers outside the U.S.). The number should be dialed at least ten minutes prior to the start of the call and the passcode will be 20399120. A simultaneous webcast of the call will be available to the public on a listen-only basis through the Class A Shareholders section of the Company’s website (www.ozcap.com).

For those unable to listen to the live broadcast, a replay will be available by dialing +1-888-286-8010 (callers inside the U.S.) or +1-617-801-6888 (callers outside the U.S.), passcode 34835089, beginning approximately two hours after the event for two weeks. A webcast replay of the event will also be available on the Company’s website as noted above.

*            *            *             *

Non-GAAP Financial Measures

Management evaluates Economic Income for the Och-Ziff Funds segment, the Company's only reportable segment under GAAP, and for the Company's Other Operations. Economic Income for the Company equals the sum of Economic Income for the Och-Ziff Funds segment and the Company's Other Operations.

The Company conducts substantially all of its business through the Och-Ziff Funds segment, which provides asset management services to its multi-strategy funds, credit funds, CLOs and other alternative investment vehicles. The Company’s Other Operations are primarily comprised of its real estate business, which provides asset management services to its real estate funds.

The Company’s non-GAAP measures should not be considered as alternatives to the Company’s GAAP Net Income (Loss) or cash flow from operations, or as indicative of liquidity or the cash available to fund operations. The Company’s non-GAAP measures may not be comparable to similarly titled measures used by other companies.

For reconciliations of the Company’s non-GAAP measures to the most directly comparable GAAP measures, please see Exhibits 2 through 5 that accompany this press release.

Economic Income

In addition to analyzing the Company’s results on a GAAP basis, management also reviews the Company’s results on an “Economic Income” basis. Economic Income excludes the adjustments described below that are required for presentation of the Company’s results on a GAAP basis, but that management does not consider when evaluating the operating performance of the Company in any given period. Management, therefore, uses Economic Income as the basis on which it evaluates the financial performance of the Company and makes resource allocation and other operating decisions. Management considers it important that investors review the same operating information that it uses.

Economic Income is a measure of pre-tax operating performance that excludes the following from the Company’s results on a GAAP basis:

•

Income allocations to the Company’s executive managing directors and the Ziffs on their direct interests in the Och-Ziff Operating Group. Management reviews operating performance at the Och-Ziff Operating Group level, where substantially all of the Company’s operations are performed, prior to making any income allocations.

•

Reorganization expenses related to the Company’s IPO, equity-based compensation expenses and depreciation and amortization expenses, as management does not consider these non-cash expenses to be reflective of operating performance. However, the fair value of RSUs that are settled in cash to employees or executive managing directors is included as an expense at the time of settlement.

•	Changes in the tax receivable agreement liability and net gains (losses) on investments in Och-Ziff funds, as management does not consider these items to be reflective of operating performance.
•

Amounts related to the consolidated Och-Ziff funds, including the related eliminations of management fees and incentive income, as management reviews the total amount of management fees and incentive income earned in relation to total assets under management and fund performance.

In addition, expenses related to compensation and profit-sharing arrangements based on fund investment performance are recognized at the end of the relevant performance measurement period, as management reviews the total compensation expense related to these arrangements in relation to any incentive income earned by the respective fund.

As a result of the adjustments described above, as well as an adjustment to present management fees net of recurring placement and related service fees (rather than considering these fees an expense), management fees, incentive income, compensation and benefits, non-compensation expenses and net income (loss) allocated to noncontrolling interests as presented on an Economic Income basis are also non-GAAP measures.

Distributable Earnings

Distributable Earnings is a non-GAAP measure of after-tax operating performance and equals Economic Income less Adjusted Income Taxes. Adjusted Income Taxes are estimated assuming the conversion of all outstanding Partner Units into Class A Shares, on a one-to-one basis, and include the impact of payments under the tax receivable agreement. Therefore, all income (loss) of the Och-Ziff Operating Group allocated to the Partner Units is treated as if it were allocated to Och-Ziff Capital Management Group LLC. Partner Units represent interests in the Och-Ziff Operating Group held by the Company's executive managing directors and the Ziffs, including the Group A Units and Group D Units. Distributable Earnings per Share is equal to Distributable Earnings divided by the weighted-average number of Adjusted Class A Shares.

Management believes Distributable Earnings provides useful information to investors because it uses Distributable Earnings, among other financial information, to determine the earnings available to distribute as dividends to holders of the Company’s Class A Shares and to the Company’s executive managing directors and the Ziffs with respect to their Partner Units.

*             *            *            *

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect the Company’s current views with respect to, among other things, future events and financial performance. The Company generally identifies forward-looking statements by terminology such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “will,” “should,” “could,” “seek,” “approximately,” “predict,” “intend,” “plan,” “estimate,” “anticipate,” “opportunity,” “comfortable,” “assume,” “remain,” “maintain,” “sustain,” “achieve,” “see,” “think,” “position” or the negative version of those words or other comparable words.

Any forward-looking statements contained in this press release are based upon historical information and on the Company’s current plans, estimates and expectations. The inclusion of this or any other forward-looking information should not be regarded as a representation by the Company or any other person that the future plans, estimates or expectations contemplated by the Company will be achieved. The Company cautions that forward-looking statements are subject to numerous assumptions, estimates, risks and uncertainties, including but not limited to the following: global economic, business, market and geopolitical conditions, including Euro-zone sovereign debt issues; U.S. and foreign regulatory developments relating to, among other things, financial institutions and markets, government oversight, fiscal and tax policy; the conditions impacting the alternative asset management industry; the Company’s ability to successfully compete for fund investors, assets, professional talent and investment opportunities; the Company’s ability to retain its executive managing directors, managing directors and other investment professionals; the Company’s successful formulation and execution of its business and growth strategies; the Company’s ability to appropriately manage conflicts of interest and tax and other regulatory factors relevant to the Company’s business; and assumptions relating to the Company’s operations, investment performance, financial results, financial condition, business prospects, growth strategy and liquidity.

If one or more of these or other risks or uncertainties materialize, or if the Company’s assumptions or estimates prove to be incorrect, the Company’s actual results may vary materially from those indicated in these statements. These factors are not and should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and risks that are included in the Company’s filings with the Securities and Exchange Commission (“SEC”), including but not limited to the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC on February 28, 2013. There may be additional risks, uncertainties and factors that the Company does not currently view as material or that are not known. The Company does not undertake to update any forward-looking statement, because of new information, future developments or otherwise.

This press release does not constitute an offer of any Och-Ziff fund.

*             *            *            *

About Och-Ziff Capital Management Group LLC

Och-Ziff Capital Management Group LLC is one of the largest institutional alternative asset managers in the world with offices in New York, London, Hong Kong, Mumbai, Beijing and Dubai. Och-Ziff provides asset management services to institutional investors globally through its multi-strategy funds, credit funds, CLOs, real estate funds and other alternative investment vehicles. Och-Ziff seeks to generate consistent, positive, absolute returns across market cycles, with low volatility compared to the broader markets, and with an emphasis on preservation of capital. Och-Ziff’s funds invest across multiple strategies and geographies, consistent with the investment objectives for each fund. The global investment strategies Och-Ziff employs include convertible and derivative arbitrage, corporate credit, long/short equity special situations, merger arbitrage, private investments and structured credit. As of February 1, 2014, Och-Ziff had approximately $41.3 billion in assets under management. For more information, please visit Och-Ziff’s website (www.ozcap.com).

Investor Relations Contact:

Tina Madon

Managing Director

Head of Investor Relations

Och-Ziff Capital Management Group LLC

+1-212-719-7381

tina.madon@ozcap.com

Media Relations Contact:

George Sard or Jonathan Gasthalter

Sard Verbinnen & Co

+1-212-687-8080

EXHIBIT 1
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Consolidated Statements of Comprehensive Income (Loss) (Unaudited)
(dollars in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012

Revenues
Management fees	$152,524	$130,478	$565,951	$505,948
Incentive income	881,144	568,011	1,076,547	595,727
Other revenues	764	163	2,150	1,038
Income of consolidated Och-Ziff funds	36,929	25,426	161,790	108,684
Total Revenues	1,071,361	724,078	1,806,438	1,211,397

Expenses
Compensation and benefits	365,133	262,028	554,069	389,153
Reorganization expenses	4,023	201,547	16,087	1,396,882
Interest expense	1,719	1,814	7,011	6,062
General, administrative and other	33,888	25,038	149,871	116,880
Expenses of consolidated Och-Ziff funds	5,145	3,121	17,303	10,440
Total Expenses	409,908	493,548	744,341	1,919,417

Other Income
Net gains on investments in Och-Ziff funds and joint ventures	713	245	1,966	274
Change in deferred income of consolidated Och-Ziff funds	(16,404)	(13,379)	(67,646)	(52,256)
Net gains of consolidated Och-Ziff funds	76,628	73,519	246,378	215,081
Total Other Income	60,937	60,385	180,698	163,099

Income (Loss) before Income Taxes	722,390	290,915	1,242,795	(544,921)
Income taxes	43,626	33,063	93,429	79,085
Consolidated Net Income (Loss)	678,764	257,852	1,149,366	(624,006)

Other Comprehensive Income, Net of Tax
Foreign currency translation adjustment	-	-	-	229
Total Comprehensive Income (Loss)	$678,764	$257,852	$1,149,366	$(623,777)

Allocation of Consolidated Net Income (Loss)
Class A Shareholders	$195,786	$50,669	$251,647	$(315,826)
Noncontrolling interests	474,988	207,183	889,729	(308,180)
Redeemable noncontrolling interests	7,990	-	7,990	-
	$678,764	$257,852	$1,149,366	$(624,006)

Allocation of Total Comprehensive Income (Loss)
Class A Shareholders	$195,786	$50,669	$251,647	$(315,777)
Noncontrolling interests	474,988	207,183	889,729	(308,000)
Redeemable noncontrolling interests	7,990	-	7,990	-
	$678,764	$257,852	$1,149,366	$(623,777)

Earnings (Loss) Per Class A Share
Basic	$1.19	$0.35	$1.61	$(2.21)
Diluted	$1.12	$0.34	$1.57	$(2.21)

Weighted-Average Class A Shares Outstanding
Basic	164,402,184	145,751,664	155,994,389	142,970,660
Diluted	478,231,474	445,740,036	468,442,690	142,970,660

EXHIBIT 2
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Reconciliation of Non-GAAP Measures to the Respective GAAP Measures (Unaudited)
(dollars in thousands, except per share amounts)

	Three Months Ended December 31, 2013			Three Months Ended December 31, 2012
	Och-Ziff Funds Segment	Other Operations	Total Company	Och-Ziff Funds Segment	Other Operations	Total Company

Net income (loss) allocated to Class A Shareholders—GAAP	$209,706	$(13,920)	$195,786	$54,145	$(3,476)	$50,669
Net income allocated to the Och-Ziff Operating Group A Units	400,845	-	400,845	133,383	-	133,383
Equity-based compensation, net of RSUs settled in cash	20,699	-	20,699	35,691	21	35,712
Income taxes	43,626	-	43,626	33,063	-	33,063
Allocations to Och-Ziff Operating Group D Units	14,364	-	14,364	5,052	-	5,052
Changes in tax receivable agreement liability	(7,463)	-	(7,463)	(11,851)	-	(11,851)
Reorganization expenses	4,023	-	4,023	201,547	-	201,547
Depreciation and amortization	1,719	188	1,907	2,088	189	2,277
Adjustment for expenses related to compensation and profit-sharing arrangements based on fund investment performance	(7,603)	7,854	251	(6,608)	-	(6,608)
Other adjustments	(141)	(2,149)	(2,290)	(10)	(275)	(285)
Economic Income—Non-GAAP	$679,775	$(8,027)	671,748	$446,500	$(3,541)	442,959
Adjusted Income Taxes—Non-GAAP(1)			(112,763)			(91,663)
Distributable Earnings—Non-GAAP			$558,985			$351,296

Weighted-Average Class A Shares Outstanding			164,402,184			145,751,664
Weighted-Average Partner Units			307,499,757			304,231,980
Weighted-Average Class A Restricted Share Units (RSUs)			15,075,850			8,338,405
Weighted-Average Adjusted Class A Shares			486,977,791			458,322,049

Distributable Earnings Per Adjusted Class A Share—Non-GAAP			$1.15			$0.77

(1)

Presents an estimate of income tax expense by assuming the conversion of all Partner Units into Class A Shares, on a one-to-one basis, as well as the impact of payments under the tax receivable agreement. Therefore, all income (loss) of the Och-Ziff Operating Group allocated to the Partner Units is treated as if it were allocated to Och-Ziff Capital Management Group LLC.

EXHIBIT 3
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Reconciliation of Non-GAAP Measures to the Respective GAAP Measures (Unaudited)
(dollars in thousands, except per share amounts)

	Year Ended December 31, 2013			Year Ended December 31, 2012
	Och-Ziff Funds Segment	Other Operations	Total Company	Och-Ziff Funds Segment	Other Operations	Total Company

Net income (loss) allocated to Class A Shareholders—GAAP	$262,852	$(11,205)	$251,647	$(314,582)	$(1,244)	$(315,826)
Net income (loss) allocated to the Och-Ziff Operating Group A Units	593,207	-	593,207	(556,500)	-	(556,500)
Equity-based compensation, net of RSUs settled in cash	120,125	-	120,125	85,927	79	86,006
Income taxes	93,429	-	93,429	79,076	9	79,085
Allocations to Och-Ziff Operating Group D Units	19,954	-	19,954	9,296	-	9,296
Reorganization expenses	16,087	-	16,087	1,396,882	-	1,396,882
Changes in tax receivable agreement liability	(8,517)	-	(8,517)	(13,421)	-	(13,421)
Depreciation and amortization	7,503	748	8,251	8,611	751	9,362
Adjustment for expenses related to compensation and profit-sharing arrangements based on fund investment performance	-	7,854	7,854	-	-	-
Other adjustments	(404)	(2,937)	(3,341)	(98)	(672)	(770)
Economic Income—Non-GAAP	$1,104,236	$(5,540)	1,098,696	$695,191	$(1,077)	694,114
Adjusted Income Taxes—Non-GAAP(1)			(195,054)			(156,686)
Distributable Earnings—Non-GAAP			$903,642			$537,428

Weighted-Average Class A Shares Outstanding			155,994,389			142,970,660
Weighted-Average Partner Units			312,909,023			303,923,127
Weighted-Average Class A Restricted Share Units (RSUs)			13,588,565			8,216,856
Weighted-Average Adjusted Class A Shares			482,491,977			455,110,643

Distributable Earnings Per Adjusted Class A Share—Non-GAAP			$1.87			$1.18

(1)

Presents an estimate of income tax expense by assuming the conversion of all Partner Units into Class A Shares, on a one-to-one basis, as well as the impact of payments under the tax receivable agreement. Therefore, all income (loss) of the Och-Ziff Operating Group allocated to the Partner Units is treated as if it were allocated to Och-Ziff Capital Management Group LLC.

EXHIBIT 4
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Components of Economic Income and Reconciliation of These Non-GAAP Measures to the Respective GAAP Measures (Unaudited)
(dollars in thousands)

	Three Months Ended December 31, 2013			Three Months Ended December 31, 2012
	Och-Ziff Funds Segment	Other Operations	Total Company	Och-Ziff Funds Segment	Other Operations	Total Company

Management fees—GAAP	$149,855	$2,669	$152,524	$127,531	$2,947	$130,478
Adjustment to management fees(1)	(6,189)	-	(6,189)	(3,594)	-	(3,594)
Management Fees—Economic Income Basis—Non-GAAP	143,666	2,669	146,335	123,937	2,947	126,884

Incentive income—GAAP	881,144	-	881,144	568,011	-	568,011
Adjustment to incentive income(2)	4,917	-	4,917	4,707	-	4,707
Incentive Income—Economic Income Basis—Non-GAAP	886,061	-	886,061	572,718	-	572,718
Other revenues(3)	757	7	764	160	3	163
Total Revenues—Economic Income Basis—Non-GAAP	$1,030,484	$2,676	$1,033,160	$696,815	$2,950	$699,765

Compensation and benefits—GAAP	$347,662	$17,471	$365,133	$254,667	$7,361	$262,028
Adjustment to compensation and benefits(4)	(27,460)	(7,854)	(35,314)	(34,135)	(21)	(34,156)
Compensation and Benefits—Economic Income Basis—Non-GAAP	$320,202	$9,617	$329,819	$220,532	$7,340	$227,872

Interest expense and general, administrative and other expenses—GAAP	$34,575	$1,032	$35,607	$26,421	$431	$26,852
Adjustment to interest expense and general, administrative and other expenses(5)	(3,490)	(189)	(3,679)	3,640	(189)	3,451
Non-Compensation Expenses—Economic Income Basis—Non-GAAP	$31,085	$843	$31,928	$30,061	$242	$30,303

Net gains on investments in Och-Ziff funds and joint ventures—GAAP	$713	$-	$713	$245	$-	$245
Adjustment to net gains on investments in Och-Ziff funds and joint ventures(6)	(140)	-	(140)	28	-	28
Net Gains on Joint Ventures—GAAP	$573	$-	$573	$273	$-	$273

Net income allocated to noncontrolling and redeemable noncontrolling interests—GAAP	$432,300	$50,678	$482,978	$155,172	$52,011	$207,183
Adjustment to net income allocated to noncontrolling and redeemable noncontrolling interests(7)	(432,305)	(50,435)	(482,740)	(155,177)	(53,102)	(208,279)
Net Income (Loss) Allocated to Noncontrolling Interests—Economic Income Basis—Non-GAAP	$(5)	$243	$238	$(5)	$(1,091)	$(1,096)

(1)

Adjustment to present management fees net of recurring placement and related service fees, as management considers these fees a reduction in management fees, not an expense. The impact of eliminations related to the consolidated Och-Ziff funds is also removed.

(2)	Adjustment to exclude the impact of eliminations related to the consolidated Och-Ziff funds.
(3)	These items are presented on a GAAP basis, accordingly no adjustment to or reconciliation of these items is presented.
(4)

Adjustment to exclude equity-based compensation, as management does not consider these non-cash expenses to be reflective of the operating performance of the Company. However, the fair value of RSUs that are settled in cash to employees or executive managing directors is included as an expense at the time of settlement. Further, expenses related to compensation and profit-sharing arrangements based on fund investment performance are recognized at the end of the relevant performance measurement period, as management reviews the total compensation expense related to these arrangements in relation to any incentive income earned by the respective fund. Distributions to the Och-Ziff Operating Group D Units are also excluded, as management reviews operating performance at the Och-Ziff Operating Group level, where substantially all of the Company’s operations are performed, prior to making any income allocations.

(5)

Adjustment to exclude depreciation, amortization and changes in the tax receivable agreement liability, as management does not consider these items to be reflective of the operating performance of the Company. Additionally, recurring placement and related service fees are excluded, as management considers these fees a reduction in management fees, not an expense.

(6)	Adjustment to exclude net gains (losses) on investments in Och-Ziff funds, as management does not consider these gains (losses) to be reflective of the operating performance of the Company.
(7)

Adjustment to exclude amounts allocated to the executive managing directors and the Ziffs on their interests in the Och-Ziff Operating Group, as management reviews the operating performance of the Company at the Och-Ziff Operating Group level. The Company conducts substantially all of its activities through the Och-Ziff Operating Group. Additionally, the impact of the consolidated Och-Ziff funds, including the allocation of earnings (losses) to investors in those funds, is also removed.

EXHIBIT 5
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Components of Economic Income and Reconciliation of These Non-GAAP Measures to the Respective GAAP Measures (Unaudited)
(dollars in thousands)

	Year Ended December 31, 2013			Year Ended December 31, 2012
	Och-Ziff Funds Segment	Other Operations	Total Company	Och-Ziff Funds Segment	Other Operations	Total Company

Management fees—GAAP	$555,057	$10,894	$565,951	$495,332	$10,616	$505,948
Adjustment to management fees(1)	(20,192)	-	(20,192)	(15,953)	-	(15,953)
Management Fees—Economic Income Basis—Non-GAAP	534,865	10,894	545,759	479,379	10,616	489,995

Incentive income—GAAP	1,076,547	-	1,076,547	595,727	-	595,727
Adjustment to incentive income(2)	6,031	-	6,031	4,707	-	4,707
Incentive Income—Economic Income Basis—Non-GAAP	1,082,578	-	1,082,578	600,434	-	600,434
Other revenues(3)	2,130	20	2,150	930	108	1,038
Total Revenues—Economic Income Basis—Non-GAAP	$1,619,573	$10,914	$1,630,487	$1,080,743	$10,724	$1,091,467

Compensation and benefits—GAAP	$533,347	$20,722	$554,069	$378,878	$10,275	$389,153
Adjustment to compensation and benefits(4)	(140,079)	(7,854)	(147,933)	(95,223)	(79)	(95,302)
Compensation and Benefits—Economic Income Basis—Non-GAAP	$393,268	$12,868	$406,136	$283,655	$10,196	$293,851

Interest expense and general, administrative and other expenses—GAAP	$153,893	$2,989	$156,882	$120,783	$2,159	$122,942
Adjustment to interest expense and general, administrative and other expenses(5)	(30,279)	(749)	(31,028)	(18,570)	(751)	(19,321)
Non-Compensation Expenses—Economic Income Basis—Non-GAAP	$123,614	$2,240	$125,854	$102,213	$1,408	$103,621

Net gains (losses) on investments in Och-Ziff funds and joint ventures—GAAP	$1,966	$-	$1,966	$385	$(111)	$274
Adjustment to net gains (losses) on investments in Och-Ziff funds and joint ventures(6)	(433)	-	(433)	(75)	-	(75)
Net Gains (Losses) on Joint Ventures—GAAP	$1,533	$-	$1,533	$310	$(111)	$199

Net income (loss) allocated to noncontrolling and redeemable noncontrolling interests—GAAP	$706,343	$191,376	$897,719	$(455,826)	$147,646	$(308,180)
Adjustment to net income (loss) allocated to noncontrolling and redeemable noncontrolling interests(7)	(706,355)	(190,030)	(896,385)	455,820	(147,560)	308,260
Net Income (Loss) Allocated to Noncontrolling Interests—Economic Income Basis—Non-GAAP	$(12)	$1,346	$1,334	$(6)	$86	$80

(1)

Adjustment to present management fees net of recurring placement and related service fees, as management considers these fees a reduction in management fees, not an expense. The impact of eliminations related to the consolidated Och-Ziff funds is also removed.

(2)	Adjustment to exclude the impact of eliminations related to the consolidated Och-Ziff funds.
(3)	These items are presented on a GAAP basis, accordingly no adjustment to or reconciliation of these items is presented.
(4)

Adjustment to exclude equity-based compensation, as management does not consider these non-cash expenses to be reflective of the operating performance of the Company. However, the fair value of RSUs that are settled in cash to employees or executive managing directors is included as an expense at the time of settlement. Further, expenses related to compensation and profit-sharing arrangements based on fund investment performance are recognized at the end of the relevant performance measurement period, as management reviews the total compensation expense related to these arrangements in relation to any incentive income earned by the respective fund. Distributions to the Och-Ziff Operating Group D Units are also excluded, as management reviews operating performance at the Och-Ziff Operating Group level, where substantially all of the Company’s operations are performed, prior to making any income allocations.

(5)

Adjustment to exclude depreciation, amortization and changes in the tax receivable agreement liability, as management does not consider these items to be reflective of the operating performance of the Company. Additionally, recurring placement and related service fees are excluded, as management considers these fees a reduction in management fees, not an expense.

(6)	Adjustment to exclude net gains (losses) on investments in Och-Ziff funds, as management does not consider these gains (losses) to be reflective of the operating performance of the Company.
(7)

Adjustment to exclude amounts allocated to the executive managing directors and the Ziffs on their interests in the Och-Ziff Operating Group, as management reviews the operating performance of the Company at the Och-Ziff Operating Group level. The Company conducts substantially all of its activities through the Och-Ziff Operating Group. Additionally, the impact of the consolidated Och-Ziff funds, including the allocation of earnings (losses) to investors in those funds, is also removed.

EXHIBIT 6
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Financial Supplement (Unaudited)
(dollars in millions)

	Three Months Ended December 31,	Year Ended December 31,
	2013	2013	2012	2011	2010

Total Assets Under Management(1)
Beginning of period balance	$37,808	$32,604	$28,766	$27,935	$23,080
Net flows	957	3,104	480	1,116	2,693
Appreciation (depreciation)(2)	1,474	4,531	3,358	(285)	2,162
End of Period Balance	$40,239	$40,239	$32,604	$28,766	$27,935

Assets Under Management by Fund(1)
OZ Master Fund		$25,211	$21,780	$20,198	$19,625
OZ Europe Master Fund		1,437	1,961	2,272	2,958
OZ Asia Master Fund		1,342	1,394	1,620	1,535

Net Returns(3)
OZ Master Fund	3.8%	13.9%	11.6%	-0.5%	8.5%
OZ Europe Master Fund	4.2%	12.4%	8.6%	-4.9%	7.5%
OZ Asia Master Fund	3.2%	13.5%	7.0%	-3.8%	9.9%

Past performance is no indication or guarantee of future results.

(1)

Includes amounts invested by the Company, its executive managing directors, employees and certain other related parties for which the Company charged no management fees and received no incentive income for the periods presented. Amounts presented in this table are not the amounts used to calculate management fees and incentive income for the respective periods.

(2)

Appreciation (depreciation) reflects the aggregate net capital appreciation (depreciation) for the entire period and is presented on a total return basis, net of all fees and expenses (except incentive income on unrealized gains attributable to investments that the Company, as investment manager, determines lack a readily ascertainable fair value, are illiquid or otherwise should be held until the resolution of a special event or circumstance (“Special Investments”) that could reduce returns on these investments at the time of realization), and includes the reinvestment of all dividends and other income. Management fees and incentive income vary by product.

(3)

Net return represents a composite of the average return of the feeder funds that comprise each of the master funds presented. Net return is presented on a total return basis, net of all fees and expenses (except incentive income on Special Investments that could reduce returns on these investments at the time of realization), and includes the reinvestment of all dividends and other income. Performance includes realized and unrealized gains and losses attributable to Special Investments and initial public offering investments that are not allocated to all investors in the feeder funds. Investors that were not allocated Special Investments and/or initial public offering investments may experience materially different returns.

EXHIBIT 7
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Fund Performance of Certain Och-Ziff Funds (Unaudited)

	2013
	January	February	March	April	May	June	July	August	September	October	November	December	FY2013

Net Returns(1)
OZ Master Fund	2.37%	0.41%	1.18%	1.78%	1.28%	-0.69%	1.07%	0.07%	1.91%	1.15%	1.04%	1.53%	13.87%
OZ Europe Master Fund	3.41%	0.29%	0.14%	-0.45%	1.51%	-0.01%	1.67%	-0.45%	1.53%	2.05%	1.49%	0.60%	12.36%
OZ Asia Master Fund	3.64%	0.31%	1.56%	4.68%	-0.93%	-0.90%	-0.51%	0.31%	1.54%	0.10%	1.59%	1.51%	13.51%

S&P 500 Index(2)	5.18%	1.36%	3.75%	1.93%	2.34%	-1.33%	5.09%	-2.90%	3.14%	4.60%	3.05%	2.53%	32.39%
MSCI World Index(2)	5.40%	1.53%	2.73%	2.86%	1.53%	-2.38%	4.76%	-2.02%	3.77%	3.98%	2.22%	2.13%	29.57%

	2012
	January	February	March	April	May	June	July	August	September	October	November	December	FY2012

Net Returns(1)
OZ Master Fund	1.59%	1.64%	1.38%	0.40%	-0.44%	0.23%	0.78%	1.27%	1.43%	0.86%	0.54%	1.33%	11.56%
OZ Europe Master Fund	1.82%	1.99%	0.97%	-0.02%	-1.81%	0.43%	0.49%	0.75%	1.69%	0.91%	0.71%	0.36%	8.55%
OZ Asia Master Fund	2.64%	2.26%	0.91%	-0.74%	-2.22%	-0.50%	0.45%	0.37%	1.07%	-0.80%	1.05%	2.42%	7.01%

S&P 500 Index(2)	4.48%	4.32%	3.29%	-0.63%	-6.01%	4.12%	1.39%	2.25%	2.58%	-1.85%	0.58%	0.91%	16.00%
MSCI World Index(2)	4.36%	4.78%	1.82%	-1.46%	-6.67%	4.33%	1.37%	2.05%	2.19%	-0.43%	1.52%	1.97%	16.42%

Past performance is no indication or guarantee of future results.

(1)

Net return represents a composite of the average return of the feeder funds that comprise each of the master funds presented. Net return is presented on a total return basis, net of all fees and expenses (except incentive income on unrealized gains attributable to investments that the Company, as investment manager, determines lack a readily ascertainable fair value, are illiquid or otherwise should be held until the resolution of a special event or circumstance (“Special Investments”) that could reduce returns on these investments at the time of realization), and includes the reinvestment of all dividends and other income. Performance includes realized and unrealized gains and losses attributable to Special Investments and initial public offering investments that are not allocated to all investors in the feeder funds. Investors that were not allocated Special Investments and/or initial public offering investments may experience materially different returns.

(2)

This comparison shows the returns of the S&P 500 Index (SPTR) and the MSCI World Index (GDDLWI) (“Broader Market Indices”) against certain Och-Ziff funds (the “funds”). This comparison is intended solely for illustrative purposes to show a historical comparison of the funds to the broader equity markets, as represented by the Broader Market Indices, and should not be considered as an indication of how the funds will perform relative to the Broader Market Indices in the future. The Broader Market Indices are not performance benchmarks of the funds. The funds are not managed to correlate in any way with the returns or composition of the Broader Market Indices, which are unmanaged. It is not possible to invest in an unmanaged index. You should not assume that there is any material overlap between the securities in the funds and those that comprise the Broader Market Indices. The S&P 500 Index is an equity index whose value is calculated as the free-float weighted average of the share prices of the 500 large-cap companies listed on the NYSE and NASDAQ. The MSCI World Index is a free-float adjusted market capitalization weighted index that is designed to measure the equity market performance of developed markets. Returns of the Broader Market Indices have not been reduced by fees and expenses associated with investing in securities and include the reinvestment of dividends.

EXHIBIT 8
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Financial Supplement (Unaudited)
As of January 1, 2014

OZ Master Fund by Investment Strategy		Investors by Type(1)
Long/Short Equity Special Situations	65%	Pensions	32%
Structured Credit	16%	Private Banks	15%
Convertible and Derivative Arbitrage	8%	Fund-of-Funds	14%
Corporate Credit	8%	Corporate, Institutional and Other	14%
Merger Arbitrage	2%	Foundations and Endowments	11%
Private Investments	1%	Related Parties	7%
Cash	0%	Family Offices and Individuals	7%

Assets Under Management by Geography(2)		Investors by Geography(1)
North America	62%	North America	73%
Europe	23%	Europe	16%
Asia	15%	Asia and Other	11%

(1)	Presents the composition of the Company’s fund investor base across its funds excluding investors in its CLOs.
(2)

The North American exposure includes the United States, Canada, Central America and South America. The European exposure includes Africa and the Middle East. The Asian exposure includes Australia and New Zealand.